                                                                    EXHIBIT 3.17

                        GULF COAST TREATMENT CENTER, INC.

                        UNANIMOUS CONSENT OF STOCKHOLDERS
                           PURSUANT TO SECTION 607.394
                         OF THE GENERAL CORPORATION ACT
                             OF THE STATE OF FLORIDA


         The undersigned, being all the stockholders of GULF COAST TREATMENT CENTER, INC., a Florida corporation (the "Corporation"), do hereby consent to, authorize, approve and adopt the resolutions attached hereto as Exhibit A.

         IN WITNESS WHEREOF, the undersigned have executed this Consent as of this 8th day of December, 1987.


                                  HEALTHCARE SERVICES OF AMERICA, INC.

                                  By       /s/ Joanne E. Boyd
                                     -------------------------------------------
                                               Joanne E. Boyd
                                           Vice President - Legal
                                               and Secretary



                                           /s/ Todd W. Estroff
                                     -------------------------------------------
                                               Todd W. Estroff

                                                                       EXHIBIT A



         RESOLVED, that the present Directors of the Corporation be, and they hereby are, removed; and it is

         FURTHER RESOLVED, that the By-laws of the Corporation are hereby amended by deleting the first paragraph of Section 2 of Article IV thereof in its present form and substituting therefor a new first paragraph of Section 2 of
Article IV therein in the following form:

         "Section 2. Number, Term and Qualification. The number of Directors which shall constitute the whole Board shall be not less than one (1) nor more than eight (8). Within such limits, the number of Directors may be fixed from time to time by vote of the stockholders or of the Board of Directors, at any regular or special meeting, subject to the provisions of the Certificate of Incorporation. Directors need not be stockholders. Directors shall be elected at the annual meeting of stockholders of the Corporation, except as provided in
Section 3 of this Article, to serve until the next annual meeting of stockholders and until their respective successors are duly elected and have qualified."

; and it is

         FURTHER RESOLVED, that, effective immediately, Robert E. Galloway be, and he hereby is, elected to serve as the sole Director of the Corporation until the next annual meeting of the stockholders of the Corporation or until his successor is elected and shall have duly qualified.

                   UNANIMOUS CONSENT OF THE BOARD OF DIRECTORS
                                       OF
                        GULF COAST TREATMENT CENTER, INC.


         The undersigned, constituting all of the members of the Board of Directors (the "Board") of Gulf Coast Treatment Center, Inc. (the "Company") a Florida corporation, acting pursuant to Section 607.134 of the Florida Corporation Code, hereby adopt the following resolutions as the action of the Board by unanimous consent in lieu of a meeting and direct that this written consent be placed in the minutes of the proceedings of the Board:

         RESOLVED that Article VII, Section 1 of the Bylaws of the Company shall be and the same is hereby amended to read as follows:

                  "Section 1. Officers of the Corporation. The board of directors at the regular annual meeting thereof shall elect a Chairman of the Board and a President; and, if it so chooses, the board of directors may elect one or more Vice Presidents, with such designation, if any, as the board of directors may determine, and such other officers, including, but not limited to, a Treasurer, a Secretary, and one or more Assistant Secretaries, as the board of directors may choose."; and

         PROVIDED FURTHER that the following persons shall be, and they are each hereby, appointed and elected to serve in the offices of the Company set forth below opposite their names at the pleasure of the Board until the meeting of the Board following the next annual meeting of the shareholders of the Company or until the successor of each such officer has been elected and qualified.

         Charles A. Speir                      Chairman of the Board

         Thomas M. Rodgers, Jr.                President

         Dated and effective this 1st day of November, 1986.


                                          /s/ Charles A. Speir
                                      ------------------------------------------
                                      CHARLES A. SPEIR


                                          /s/ Thomas M. Rodgers, Jr.
                                      ------------------------------------------
                                      THOMAS M. RODGERS, JR.


                                          /s/ Ronald M. Norris, M.D.
                                      ------------------------------------------
                                      RONALD M. NORRIS, M.D.


                                          /s/ Arthur P. Bolton, III
                                      ------------------------------------------
                                      ARTHUR P. BOLTON, III

                            ACTION BY WRITTEN CONSENT
                                       OF
                                  THE DIRECTORS
                                       OF
                        GULF COAST TREATMENT CENTER, INC.
                              IN LIEU OF A MEETING


         The undersigned, being all of the directors of Gulf Coast Treatment Center, Inc., a Florida corporation (herein called "the corporation"), acting by written consent in lieu of a meeting, do hereby adopt the following resolution:

                  RESOLVED, that Section 2 of Article VII of the bylaws of the corporation shall be amended to add a new paragraph at the end thereof to read as follows:

                  "The chairman of the board shall, subject to the direction of the board of directors, supervise and control the business and affairs of the corporation. He shall, when present, preside at all meetings of the shareholders and of the board of directors. He may sign certificates for shares of the corporation and deeds, mortgages, bonds, contracts, or other instruments on behalf of the corporation, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation. In general. he shall perform all duties incident to the office of chairman of the board and such other duties as may be prescribed by the board of directors."

                  Dated as of the 1st day of November, 1986.


                                          /s/ Charles A. Speir
                                      ------------------------------------------
                                      CHARLES A. SPEIR


                                          /s/ Thomas M. Rodgers, Jr.
                                      ------------------------------------------
                                      THOMAS M. RODGERS, JR.


                                          /s/ Ronald M. Norris, M.D.
                                      ------------------------------------------
                                      RONALD M. NORRIS, M.D.


                                          /s/ Arthur P. Bolton, III
                                      ------------------------------------------
                                      ARTHUR P. BOLTON, III

                 RESOLUTION ADOPTED BY THE BOARD OF DIRECTORS OF
               GULF COAST TREATMENT CENTER, INC. ON MARCH 26, 1987

                                   RESOLUTION

         BE IT RESOLVED by the Board of Directors of Gulf Coast Treatment Center, Inc. (the "Corporation") that the Bylaws of the Corporation shall be and they are hereby amended by adding a new Article XV which shall read as follows:

                                   ARTICLE XV

                          QUALITY ASSURANCE ACTIVITIES

         The Board of Directors shall require the medical staff and administration of the Hospital to establish a Hospital-wide quality assurance program in which Hospital departments and medical staff conduct quality assurance activities and make quarterly reports thereon to the Board of Directors.

                          UNANIMOUS WRITTEN CONSENT IN
                            LIEU OF A MEETING BY THE
                              BOARD OF DIRECTORS OF
                        GULF COAST TREATMENT CENTER, INC,


         Pursuant to the provisions of Section 607.134 of the Florida Corporation Code, the following action is taken by the Board of Directors of Gulf Coast Treatment Center, Inc., a Florida corporation (the "Corporation"), by unanimous written consent as if a meeting of the Board of Directors had been properly called pursuant to notice and all directors were present and voting in favor of such action.

         1. In order to amend Articles IV, V and IV of the By-laws of the Corporation, the following resolutions are adopted:

                  BE IT RESOLVED, That the first paragraph of Article IV,
         Section 2 of the By-laws of the Corporation be, and they hereby are, amended so that the same shall read as Exhibit A, which is attached hereto and incorporated with this unanimous consent; and,

                  BE IT FURTHER RESOLVED, That Article V, Section 2 of the By-laws of the Corporation be, and they hereby are, amended so that the same shall read as Exhibit B, which is attached hereto and incorporated with this unanimous consent; and,

                  BE IT FURTHER RESOLVED, That Article VI of the Bylaws of the Corporation be, and they hereby are, amended so that the same shall read as Exhibit C, which is attached hereto and incorporated with this unanimous consent.

         2. In order to approve the quality assurance plan for HSA Gulf Coast Hospital, the following resolution was adopted:

                  RESOLVED, That the quality assurance plan of HSA Gulf Coast Hospital be approved as set out in Exhibit D which is attached hereto and incorporated in this unanimous consent.

         3. In order to approve the utilization review plan for HSA Gulf Coast Hospital, the following resolution was adopted:

                  RESOLVED, That the utilization review plan of HSA Gulf Coast Hospital be approved as set out in Exhibit E attached hereto and incorporated in this unanimous consent.

         4. In order to approve appointments to the active medical staff of HSA Gulf Coast Hospital, the following resolution was adopted:

                  RESOLVED, By the Board of Directors of the Corporation, upon review of the attached applications for the active medical staff, that the following named individuals be, and they hereby are, appointed to the active medical staff of HSA Gulf Coast Hospital, in the specialties set forth opposite their respective names:

         Frank E. Gill, M.D., General Psychiatry
         George A. Michas, M.D., General/Adolescent Psychiatry
         Eugene R. Valentine, M.D., General/Child/Adolescent Psychiatry Rajadorai Calnaido, M.D., General/Adolescent Psychiatry
         Alvin Edward Neumeyer, M.D., General/Child Psychiatry

         5. In order to approve the recommendations for appointments to the consulting medical staff of HSA Gulf Coast Hospital, the following resolution was adopted:

                  RESOLVED, By the Board of Directors of the Corporation, upon review of the attached applications for the consulting medical staff, that the following named individuals be, and they hereby are, appointed to the active medical staff of HSA Gulf Coast Hospital, in the specialties set forth opposite their respective names:
         Gary Wayne Watson, M.D., Internal Medicine/Infectious Diseases
         Robert J. Saxer, M.D., Pediatrics/Allergy
         Michael L, Shawbitz, M.D.,  Neurology/EEG Readings/Interpretation
         Roger Riggenbach, M.D., EKG Readings/Interpretations/Internal Medicine Lee David Ettinger, M.D., Pulmonary/Internal Medicine
         William W. Thompson, M.D., Pediatrics/Adult and Child Allergy
         James E. Mills, M.D., Obstetrics/Gynecology
         Earl B. Carr, M.D., Pediatric Medicine
         James Paul Wilson, M.D., EKG Readings/Interpretations/Internal Medicine/ Diabetology

         Mack Dana Jones, M.D., EEG Readings/Interpretations/Neurology
         Charles Barniv, M.D., Physical Exams/Treatment of Non-Psychiatric Problems
         William E. Haik, M.D., Internal Medicine
         Eleanor Ann McCain, M.D., Physical Exams/Treatment of Non-Psychiatric Problems
         Douglas W. Rigby, M.D., Pediatric/Medical
         Arthur H. Lester, M.D., Obstetrics/Gynecology
         Roy L. Clemens, M.D., Clinical Pathology
         Rodney E. Powell, M.D.,  Cardiology/EEG Readings/Interpretations


         Dated this 24th day of January, 1986.

                                            /s/ Charles A. Speir
                                     -------------------------------------------
                                     CHARLES A. SPEIR


                                            /s/ Kerry G. Teel
                                     -------------------------------------------
                                     KERRY G. TEEL, Director


                                            /s/ Carl M. Holden, Jr.
                                     -------------------------------------------
                                     CARL M. HOLDEN, JR., Director


                                            /s/ Arthur P. Bolton, III
                                     -------------------------------------------
                                     ARTHUR P. BOLTON, III


                                            /s/ C. Christian Plasberg
                                     -------------------------------------------
                                     C. CHRISTIAN PLASBERG, Director

                                    EXHIBIT A



                                   ARTICLE IV

                     GOVERNING BODY - THE BOARD OF DIRECTORS

         SECTION 2. Number, Term and Qualification. The number of directors shall be at least four (4). Directors need not be residents of the State of Florida nor shareholders of the Corporation. The directors shall be elected by the shareholders at the annual nesting thereof, except as provided in Section 3 of this Article IV, and shall hold office for the term for which they are elected and until their successors are elected and qualified, or until the earlier resignation, removal from office, or death of any such director.

                                    EXHIBIT B



                                    ARTICLE V

                       MEETINGS OF THE BOARD OF DIRECTORS


         SECTION 2. Time, Notice and Call of Meetings. Regular meetings of the Board of Directors shall be held at such time and at such place as shall be determined by the Board of Directors and as often as necessary for the effective operation of the Corporation. Special meetings may be called by the President of the Corporation on such date and at such time and place as may be specified by telegraphic, written or oral notice duly served on, sent, mailed or otherwise communicated to each director not less than twelve (12) hours before such special meeting or by notice mailed to the director at least three (3) days before the meeting, first class mail, postage prepaid; on written request of two
(2) directors, special meetings shall be called by the President or Secretary on like notice.

         Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting was not lawfully called or convened.

         Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of the meeting.

         A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of adjournment, to the other directors.

         Members of the Board of Directors may participate in a meeting of the Board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

         Minutes of all Board of Director's makings shall be kept and shall include at least the following:

         (A) The date of the meeting;

         (B) The names of the directors who attended;

         (C) The topics discussed;

         (D) The decisions reached and action taken;

         (E) The dates for implementation of recommendations; and

         (F) The reports of the Administrator and others.

                                    EXHIBIT C



                                   ARTICLE VI

                                   COMMITTEES


         The Board shall establish such committees, including an executive committee, as may be necessary to effect the discharge of its responsibilities, each such committee to consist of one (1) or more of the directors. The Board may designate one (1) or more directors as an alternate member of any such committee to replace an absent or disqualified member at a meeting of the committee. In the absence or disqualification of a member of a committee, the members thereof present at a meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of such absent or disqualified member. Members of the Medical Staff may be included on committees that deliberate issues affecting Medical Staff responsibilities. Each such committee and each member thereof shall serve at the pleasure of the Board of Directors.

         Each committee shall have and may exercise all of the authority of the Board of Directors, except no committee shall have the authority to:

         (1) Approve or recommend to shareholders actions or proposals required by law to be approved by shareholders;

         (2) Designate candidates for the office of director, for purposes of proxy solicitation or otherwise;

         (3) Fill vacancies on the Board of Directors or any committee thereof;

         (4) Amend the By-Laws;

         (5) Authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Beard of Directors; or

         (6) Authorize or approve the issuance or sale of, or any contract to issue or sell, shares of stock or designate the terms of the series of a class of shares, except that the Board of Directors, having acted regarding general authorization for the issuance or sale of shares, or any contract therefor, and, in the case of a series, the designation thereof, may pursuant to a general formula or method specified by the Board of Directors, by resolution or by adoption of a stock option or other plan, authorize a committee to fix the terms of any contract for the sale of the shares and to fix the terms upon which such shares may be issued or sold, including, without limitation, the price, the rate or manner of payment of dividends, provisions for redemption, sinking funds, conversion, voting or preferential rights, and provisions for other features of a class of shares, or a series of class of shares, with full power in such committee to adopt any final resolution setting forth all of the terms thereof and to authorize the statement of the terms of the series for filing with the Secretary of State.

         Written minutes shall be kept of all meetings of committees of the Board of Directors.

                        GULF COAST TREATMENT CENTER, INC.

                                     BY-LAWS

                                TABLE OF CONTENTS


                                                                                                               Page
                                                                                                               ----

ARTICLE I            PURPOSE....................................................................................1

ARTICLE II           DEFINITIONS................................................................................2

ARTICLE III          STOCKHOLDERS' MEETINGS.....................................................................3
       Section 1     Annual Meeting.............................................................................3
       Section 2     Special Meetings...........................................................................3
       Section 3     Place......................................................................................3
       Section 4     Notice.....................................................................................3
       Section 5     Notice of Adjourned Meetings...............................................................4
       Section 6     Closing of Transfer Books and Fixing Record Date...........................................4
       Section 7     Voting Record..............................................................................5
       Section 8     Shareholder Quorum and Voting..............................................................6
       Section 9     Voting of Shares...........................................................................7
       Section 10    Proxies ...................................................................................9
       Section 11    Voting Trusts.............................................................................10
       Section 12    Shareholders' Agreements..................................................................10
       Section 13    Action by Shareholder Without a Meeting...................................................10

ARTICLE IV           GOVERNING BODY - THE BOARD OF TRUSTEES....................................................11
       Section 1     Powers....................................................................................11
       Section 2     Number, Term and Qualification............................................................12
       Section 3     Vacancies.................................................................................13
       Section 4     Compensation..............................................................................13
       Section 5     Standard for Directors....................................................................13
       Section 6     Presumption of Assent.....................................................................14
       Section 7     Removal of Directors......................................................................15
       Section 8     Quorum and Voting.........................................................................15
       Section 9     Conflicts of Interest.....................................................................15
       Section 10    Continuing Education......................................................................16

ARTICLE V            MEETINGS OF THE BOARD OF DIRECTORS........................................................16
       Section 1     Place of Meetings.........................................................................16
       Section 2     Time, Notice and Call of Meetings.........................................................16
       Section 3     Action Without a Meeting..................................................................18

                                                                                                               Page
                                                                                                               ----

ARTICLE VI           EXECUTIVE AND OTHER COMMITTEES............................................................18
       Section 1     Establishment and Authority...............................................................18
       Section 2     Joint Conference Committee................................................................20
       Section 3     Nominating Committee......................................................................21

ARTICLE VII          OFFICERS..................................................................................21
       Section 1     Officers of the Corporation...............................................................21
       Section 2     Duties ...................................................................................22
       Section 3     Removal of Officers.......................................................................23

ARTICLE VIII         ADMINISTRATION............................................................................23
       Section 1     Chief Administrative Officer..............................................................23
       Section 2     Appointment...............................................................................25

ARTICLE IX           MEDICAL STAFF.............................................................................25
       Section 1     Appointment...............................................................................25
       Section 2     Medical Staff Membership..................................................................26
       Section 3     By-Laws and Regulations...................................................................26

ARTICLE X            STOCK CERTIFICATES........................................................................28
       Section 1     Issuance..................................................................................28
       Section 2     Form......................................................................................28
       Section 3     Transfer of Stock.........................................................................29
       Section 4     Lost, Stolen or Destroyed Certificates....................................................29

ARTICLE XI           BOOKS AND RECORDS.........................................................................30
       Section 1     Books and Records.........................................................................30
       Section 2     Shareholders' Inspection Rights...........................................................30
       Section 3     Financial Information.....................................................................31

ARTICLE XII          DIVIDENDS.................................................................................31

ARTICLE XIII         CORPORATE SEAL............................................................................33

ARTICLE XIV          AMENDMENTS TO BY-LAWS.....................................................................34

                                     BY-LAWS

                                       OF

                        GULF COAST TREATMENT CENTER, INC.



                                    ARTICLE I

                                     PURPOSE


         Gulf Coast Treatment Center, Inc. (the "Corporation") will maintain an active role in meeting the health needs of the Fort Walton Beach, Florida, area residents through its facility "HSA Gulf Coast Hospital" (the "Hospital"). The Corporation's commitment is: to provide the highest level of child and adolescent psychiatric care possible within the limits of current psychiatric treatment, knowledge and technology; to provide a modern facility and staff with highly-motivated mental health professionals; to create an environment to facilitate state-of-the-art psychiatric treatment, economically and cost effectively, to all individuals in need of child and adolescent psychiatric care, without respect to age, national origin, race, color, handicap status, political or religious beliefs; to focus the total resource allocation of specialized services towards the achievement of one specific treatment goal; and to contribute to the overall knowledge and understanding of the causes and effects of child and adolescent psychiatric pathology on individual patients as well as their significance to others, through research and educational activity developed at professional and community levels. The Corporation is prepared to work jointly with other appropriate health agencies and institutions in an effort to improve existing health services and to design, plan and develop innovative systems of health care management.

         All these activities shall be conducted with an overriding concern for the patient and above all the recognition of the patient's dignity as a human being. The community is encouraged to participate in the planning and development of program policies for the Hospital.

                                   ARTICLE II

                                   DEFINITIONS

         1. The term "Medical Staff" means all physicians holding unlimited licenses to practice medicine and other duly licensed individuals permitted by law and the Hospital to provide patient care services independently in the Hospital.

         2. The term "Governing Body" means the Board of Directors of the Corporation.

         3. The term "Hospital" is HSA Gulf Coast Hospital.

         4. The term "Executive Committee" is the Executive Committee of the Board of Directors of the Corporation.

         5. The "Chief Administrative Officer of the Hospital" is appointed by the Governing Body to act in its behalf in the overall management of the Hospital, and shall be known as the Administrator of the Hospital.

         6. The term "the Board" means the Board of Directors of the Corporation.

         7. The "Principal Office" of the Corporation is HSA Gulf Coast Hospital, Fort Walton Beach, Florida.

                                   ARTICLE III

                             STOCKHOLDERS' MEETINGS

         Section 1. Annual Meeting. The annual meeting of the shareholders of this Corporation shall be held on the 1st day of July in each year, beginning with the year 1985, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting is a legal holiday, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for the annual meeting of shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as convenient.

         Section 2. Special Meetings. Special meetings of the shareholders shall be held when directed by the President or the Board of Directors, or when requested in writing by the holders of not less than ten percent of all the shares entitled to vote at the meeting.

         Section 3. Place. Meetings of shareholders may be held within or without the State of Florida.

         Section 4. Notice. Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the meeting, either personally or by first class mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States, mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

         Section 5. Notice of Adjourned Meetings. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. At the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If, however, after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in Section 4 of this Article to each shareholder of record on the new record date entitled to vote at such meeting.

         Section 6. Closing of Transfer Books and Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period not to exceed, in any case, sixty (60) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting.

         In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any determination of shareholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken.

         If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

         When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.

         Section 7. Voting Record. The officers or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number and class and series, if any, of shares held by each. The list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation, at the principal place of business of the Corporation or at the office of the transfer agent or registrar of the Corporation, and any shareholder shall be entitled to inspect the list at any time during usual business hours. The list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder at any time during the meeting.

         If the requirements of this section have not been substantially complied with, the meeting, on demand of any shareholder in person or by proxy, shall be adjourned until the requirements are complied with. If no such demand is made, failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

         Section 8. Shareholder Quorum and Voting. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. When a specified item of business is required to be voted on by a class or series of stock, a majority of the shares of such class or series shall constitute a quorum for the transaction of such item of business by that class or series.

         If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders unless otherwise provided by law.

         After a quorum has been established at a shareholders' meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shareholders entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

         Section 9. Voting of Shares. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

         Treasury shares, shares of stock of this Corporation owned by another corporation the majority of the voting stock of which is owned or controlled by this Corporation, and shares of stock of this Corporation held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

         A shareholder may vote either in person or by proxy executed in writing by the shareholder or his duly authorized attorney-in-fact.

         At each election for directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected at that time and for whose election he has a right to vote.

         Shares standing in the name of another corporation, domestic or foreign, may be voted by the officer, agent or proxy designated by the by-laws of the corporate stockholder, or, in the absence of any applicable by-law, by such person as the Board of Directors of the corporate shareholder may designate. Proof of such designation may be made by presentation of a certified copy of the by-laws or other instrument of the corporate shareholder. In the absence of any such designation, or in case of conflicting designation by the corporate shareholder, the chairman of the board, president, any vice-president, secretary and treasurer of the corporate shareholder shall be presumed to possess, in that order, authority to vote such shares.

         Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name.

         Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

         Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

         A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee or his nominee shall be entitled to vote the shares so transferred.

         On and after the date on which written notice of redemption of redeemable shares has been mailed to the holders thereof and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders thereof upon surrender of certificates therefor, such shares shall not be entitled to vote on any matter and shall not be deemed to be outstanding shares.

         Section 10. Proxies. Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting or a shareholders' duly authorized attorney-in-fact may authorize another person or persons to act for him by proxy.

         Every proxy must be sighed by the shareholder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise by law.

         The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the shareholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of such incompetence or of such death is received by the corporate officer responsible for maintaining the list of shareholders.

         If a proxy for the same shares confers authority upon two or more persons and does not otherwise provide, a majority of them present at the meeting, or if only one is present then that one, may exercise all the powers conferred by the proxy; but if the proxy holders present at the meeting are equally divided as to the right and manner of voting in any particular case, the voting of such shares shall be pro-rated.

         If a proxy expressly provides, any proxy holder may appoint in writing a substitute to act in his place.

         Section 11. Voting Trusts. Any number of shareholders of this Corporation may create a voting trust for the purpose of conferring upon a trustee or trustees the right to vote or otherwise represent their shares, as provided by law. Where the counterpart of a voting trust agreement and the copy of the record of the holders of voting trust certificates has been deposited with the Corporation as provided by law, such documents shall be subject to the same rights of examination by a shareholder of the Corporation, in person or by agent or attorney, as are the books and records of the Corporation, and such counterpart and such copy of such records shall be subject to examination by any holder of record of voting trust certificates either in person or by agent or attorney, at any reasonable time for any proper purpose.

         Section 12. Shareholders' Agreements. Two or more shareholders of this Corporation may enter an agreement providing for the exercise of voting rights in the manner provided in the agreement or relating to any phase of the affairs of the Corporation as provided by law. Nothing therein shall impair the right of this Corporation to treat the shareholders of record as entitled to vote the shares standing in their names.

         Section 13. Action by Shareholders Without a Meeting. Any action required by law, these By-Laws, or the Articles of Incorporation of this Corporation to be taken at any annual or special meeting of shareholders of the Corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. If any class of shares is entitled to vote thereon as a class, such written consent shall be required of the holders of a majority of the shares of each class of shares entitled to vote as a class thereon and of the total shares entitled to vote thereon.

         Within ten (10) days after obtaining such authorization by written consent, notice shall be given to those shareholders who have not consented in writing. The notice shall fairly summarize the material features of the authorized action and, if the action be a merger, consolidation or sale or exchange of assets for which dissenters rights are provided under the Florida General Corporation Act, the notice shall contain a clear statement of the right of shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with further provisions of the Florida General Corporation Act regarding the rights of dissenting shareholders.

                                   ARTICLE IV

                     GOVERNING BODY - THE BOARD OF TRUSTEES

         Section 1. Powers. The Board of Directors shall be responsible for the operation of the Hospital, for the selection of the Medical Staff of the Hospital and for the quality of care rendered in the Hospital. The Board of Directors shall have the authority and responsibility for carrying out the purposes of the Corporation.

Included in this responsibility shall be the active participation by members of the Board of Directors in all activities necessary for the accreditation of the Corporation's health care facilities and related services.

         The Board of Directors shall use due diligence in determining that all physicians, dentists and other personnel for whom a state license or registration is required are currently licensed or registered; that physicians and dentists admitted to practice at the Hospital are granted privileges consistent with their individual training, experience and other qualifications; that physicians and dentists practicing in the Hospital are organized into a medical staff in such a manner as effectively to review the professional practices at the Hospital for the purposes of reducing morbidity and mortality and for the improvement of patient care.

         The business and affairs of the Corporation shall be managed by the Board of Directors which may exercise all powers and do all lawful acts and things, except those which are required by statute or by the Articles of Incorporation or by these By-Laws to be exercised or done by the shareholders. The Board of Directors shall have and exercise such powers, authorities, duties and responsibilities as may be provided by these By-Laws, and as may be provided for the Board of Directors by the Florida General Corporation Act.

         Section 2. Number, Term and Qualification. The number of directors shall be five (5). Directors need not be residents of the State of Florida nor shareholders of the Corporation. The directors shall be elected by the shareholders at the annual meeting thereof, except as provided in Section 3 of this Article IV, and shall hold office for the term for which they are elected and until their successors are elected and qualified, or until the earlier resignation, removal from office, or death of any such director. (Article IV, Section 2, 1st paragraph - Amended 8-25-86. See Amendment at end of Bylaws,)

         The members of the Board of Directors shall be selected for their ability to participate effectively in fulfilling the Governing Body's responsibilities. They shall also be selected for their areas of interest and expertise and capabilities in their own field, their intense interest in the Hospital, and their experience in organizational activities. No restrictions shall be placed on the number of terms a director may serve provided the director meets all other qualifications.

         Section 3. Vacancies. Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, even though the number of the remaining directors may be less than a quorum of the Board of Directors. A director elected to fill a vacancy shall hold office only until the next election of directors by the shareholders.

         Section 4. Compensation. The Board of Directors shall have the authority to fix the compensation of directors.

         Section 5. Standard for Directors. A director shall perform his duties as a director, including his duties as a member of any committee of the Board of Directors upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interest of the Corporation, and with such care as an ordinary prudent person in a like position would use under similar circumstances.

         In performing his duties, a director shall be entitled to rely on information, opinions, reports or statements, including financial statements or other financial data, prepared or presented by; (a) one or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented, (b) counsel, public accountants or other persons as to matters which the director reasonably believes to be within such persons' professional or expert competence, or (c) a committee of the board upon which he does not serve, duly designated in accordance with the provisions of the Articles of Incorporation or these By-Laws, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

         A director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance described above to be unwarranted.

         A person who performs his duties in compliance with this section shall have no liability by reason of being or having been a director of the Corporation.

         Section 6. Presumption of Assent. A director of the Corporation who is present at a meeting of its Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he votes against such action or abstains from voting in respect thereto because of an asserted conflict of interest.

         Section 7. Removal of Directors. At a meeting of shareholders called expressly for that purpose, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

         Section 8. Quorum and Voting. A majority of the number of directors fixed by these By-Laws shall constitute a quorum for the transaction of business. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         Section 9. Conflicts of Interest. No contract or other transaction between this Corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of the directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest or because such director or director or directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his or their votes are counted for such purpose, if: (a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or (b) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by a vote or written consent; or (c) the contract or transaction is fair and reasonable as to the

Corporation at the time it is authorized by the Board of Directors, a committee or the shareholders.

         Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

         Section 10. Continuing Education. There shall be an orientation program for each new member of the Board of Directors and a continuing educational program for all members of the Board. Such program shall be developed by the Administrator of the Hospital and presented by the Administrator to the President of the Corporation for approval and implementation.

                                    ARTICLE V

                       MEETINGS OF THE BOARD OF DIRECTORS

         Section 1. Place of Meetings. Regular or special meetings of the Board of Directors of the Corporation may be held within or without the State of Florida.

         Section 2. Time, Notice and Call of Meetings. Regular meetings of the Board of Directors shall be held at least quarterly at such time and at such place as shall be determined by the Board of Directors. No notice of any such regular quarterly meeting shall be necessary. Special meetings may be called by the President of the Corporation on such date and at such time and place as may be specified by telegraphic, written or oral notice duly served on, sent, mailed or otherwise communicated to each director not less than twelve (12) hours before such special meeting or by notice mailed to the director at least three
(3) days before the
meeting, first class mail, postage prepaid; on written request of two (2) directors, special meetings shall be called by the President or Secretary on like notice.

         Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting was not lawfully called or convened.

         Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of the meeting.

         A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of adjournment, to the other directors.

         Members of the Board of Directors may participate in a meeting of the Board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

         Minutes of all Board of Director's meetings shall be kept and shall include at least the following:

         (A) the date of the meeting;

         (B  the names of the directors who attended;

         (C) The topics discussed;

         (D) The decisions reached and action taken;

         (E  The dates for implementation of recommendations; and

         (F) The reports of the Administrator and others.

         Section 3. Action Without a Meeting. Any action required to be taken at a meeting of the directors of the Corporation, or any action which may be taken at a meeting of the directors or a committee thereof, may be taken without a meeting if consent in writing, setting forth the action so to be taken, signed by all of the directors, or all of the members of the committee, as the case may be, is filed in the minutes of the proceedings of the Board or of the respective committee. Such consent shall have the same affect as a unanimous vote.

                                   ARTICLE VI

                         EXECUTIVE AND OTHER COMMITTEES

         Section 1. Establishment and Authority. The Board shall establish such committees, including an executive committee, as may be necessary to affect the discharge of its responsibilities, each such committee to consist of one (1) or more of the directors. The Board may designate one (1) or more directors as an alternate member of any such committee to replace an absent or disqualified member at a meeting of the committee. In the absence or disqualification of a member of a committee, the members thereof present at a meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of such absent or disqualified member. Each such committee and each member thereof shall serve at the pleasure of the Board of Directors.

         Each committee shall have and may exercise all of the authority of the Board of Directors, except no committee shall have the authority to:

         (1) Approve or recommend to shareholders actions or proposals required by law to be approved by shareholders;

         (2) Designate candidates for the office of director, for purposes of proxy solicitation or otherwise;

         (3) Fill vacancies on the Board of Directors or any committee thereof;

         (4) Amend the By-Laws;

         (5) Authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors; or

         (6) Authorize or approve the issuance or sale of, or any contract to issue or sell, shares of stock or designate the terms of the series of a class of shares, except that the Board of Directors, having acted regarding general authorization for the issuance or sale of shares, or any contract therefor, and, in the case of a series, the designation thereof, may pursuant to a general formula or method specified by the Board of Directors, by resolution or by adoption of a stock option or other plan, authorize a committee to fix the terms of any contract for the sale of the shares and to fix the terms upon which such shares may be issued or sold, including, without limitation, the price, the rate or manner of payment of dividends, provisions for redemption, sinking funds, conversion, voting or preferential rights, and provisions for other features of a class of shares, or a series of class of shares, with full power in such committee to adopt any final resolution setting forth all of the terms thereof and to authorize the statement of the terms of the series for filing with the Department of State.

         Written minutes shall be kept of all meetings of committees of the Board of Directors.

         Section 2. Joint Conference Committee. There shall be a Joint Conference Committee composed of two (2) members of the Board of Directors appointed by the Board of Directors and two (2) members of the Medical Staff appointed by the Executive Committee of the Medical staff. The Administrator of the Hospital shall be an ex officio member of the Joint Conference Committee, without voting power.

         A. The Joint Conference Committee shall serve as a forum for the discussion of matters of facility policy and practice, especially those policies and practices pertaining to efficient and effective patient care, and shall provide medico-administrative liaison among the Board of Directors, the Medical Staff and the Administrator.

         B. It shall oversee and report to the Board of Directors with respect to the quality of patient care rendered in each facility. It shall receive and consider reports and recommendations of the committee on quality care and other appropriate committees and subcommittees of the Medical Staff relating to evaluation of the quality of patient care.

         C. The Joint Conference Committee shall have such other duties and functions as may be set forth in the By-Laws and Rules and Regulations of the Medical Staff.

         D. The Joint Conference Committee shall meet at least bi-annually and shall transmit written reports of its activities to the Board of Directors and to the Executive Committee of the Medical Staff.

         Section 3. Nominating Committee. There shall be a Nominating Committee consisting of two (2) or more members of the Board of Directors. This committee shall identify candidates and make recommendations to the Board of Directors relative to the officers of the Corporation, taking into account By-Law requirements concerning attendance and performance. This committee shall meet at least annually.

                                   ARTICLE VII

                                    OFFICERS

         Section 1. Officers of the Corporation. The officers of this Corporation shall consist of a president, one or more vice-presidents, a secretary and a treasurer, each of whom shall be elected by the Board of Directors and shall serve until their successors are chosen and qualify. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors from time to time. Any two or more offices may be held by the same person. The failure to elect a president, secretary or treasurer shall not affect the existence of this Corporation.

         Section 2. Duties. The officers of this Corporation shall have the following duties:

         The President shall be the chief executive officer of the Corporation, shall have general and active management of the business and affairs of the Corporation subject to the directions of the Board of Directors, and shall preside at all meetings of the stockholders and Board of Directors.

         Each Vice President shall, subject to the authority and direction of the President, have general and active management of such operations, areas, or divisions of the business of the Corporation as may be designated by the Board of Directors or by the President. The regular powers and duties of the President in such areas and divisions may, upon delegation by the President, be exercised and performed by the Vice President to whom delegated, subject to the authority and direction of the President. Each of the Vice Presidents may execute bonds, mortgages, and bills of sale, assignments, conveyances, and all other contracts under the seal of the Corporation, if required or appropriate, except where required by law to be otherwise signed and executed, or except where the signing and execution thereof, when permitted by law, shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

         The Secretary shall have custody or, and maintain, all of the Corporation records except the financial records; shall record the minutes of all meetings of the stockholders and Board of Directors, send all notices of meetings out, and perform such other duties as may be prescribed by the Board of Directors or the President.

         The Treasurer shall have custody of all corporate funds and financial records, shall keep full and accurate accounts of receipts and disbursements and render accounts thereof at the annual meetings of stockholders and whenever else required by the Board of Directors or the President, and shall perform such other duties as may be prescribed by the Board of Directors or the President.

         Section 3. Removal of Officers. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board whenever in its judgment the best interests of the Corporation will be served thereby.

                                  ARTICLE VIII

                                 ADMINISTRATION

         Section 1. Chief Administrative Officer. The Board of Directors shall select and employ a competent, experienced chief administrative officer, to be designated from time to time as the Administrator of the Hospital. Said Administrator shall be a health professional with appropriate professional qualifications and experience, including previous administrative responsibility in a health facility. The Administrator shall be the Board of Directors' direct executive representative in the management of the Hospital and shall be responsible for implementing established policies of the Hospital and hiring management and administrative staff to carry on the day to day operations of the Hospital. The Administrator shall have the necessary authority and responsibility to efficiently and effectively operate the Hospital in all its activities and departments, subject only to such policies as may be adopted and such orders as may be issued by the Board of Directors or by any committee of the Board of Directors, to which the Board has delegated authority for such action. The Board of Directors shall review annually the performance of the Administrator and make recommendations for improvements.

         The authority and duties of the Administrator shall include:

               A. Preparation of the following items and presentation of the same to, and review of the same with, the Board of Directors:

               1. Long-term and short-term plans for the Hospital;

               2. Reports on the nature and extent of funding and other available resources;

               3. Reports describing the Hospital's operations;

               4. Reports evaluating the efficiency and effectiveness of the Hospital; and

               5. Budgets and financial statements.

               B. Preparation of a written manual which defines Hospital policies and procedures and is regularly reviewed and updated.

               C. Work with the Medical Staff and those concerned with rendering of professional services so that the best possible care may be rendered to all patients.

               D. Selection, employment, control and termination of all employees and development and maintenance of personnel policies and practices for the Hospital.

               E. Supervision of all business affairs, making certain all funds are collected and expended to the best possible advantage.

               F. Performance of any other duties or functions that may be necessary in the best interests of the Hospital.

         Section 2. Appointment. The Administrator shall be appointed by the Board of Directors.

                                   ARTICLE IX

                                  MEDICAL STAFF

         Section 1. Appointment. The Corporation shall have an organized Medical Staff of the Hospital (hereinafter referred to as the "Medical Staff") appointed by the Board of Directors in conformity with the requirements of these By-Laws. The Medical Staff shall constantly endeavor to maintain a high quality of medical, psychiatric and dental care for patients in the Hospital and in the other health care facilities operated by the Corporation, and high standards of ethical and professional practice of its members. It shall be responsible to the Board of Directors for the general quality of medical, psychiatric and dental care provided in the Hospital and in the other health care facilities operated by the Corporation, and for the ethical and professional standards of its members.

         Section 2. Medical Staff Membership. The Medical Staff shall be composed of physicians and dentists professionally qualified and legally authorized to provide medical and dental service to the patients of the Hospital and the other health care facilities operated by the Corporation. The Medical Staff is delegated the authority to evaluate the professional competence of staff members and applicants for staff privileges and shall be responsible for making recommendations to the Board of Directors concerning appointments, reappointments and privileges.

         Section 3. By-Laws and Regulations. The procedures for appointment, reappointment, termination, classification and determination of privileges of members of the Medical Staff, and its organization, membership, officers, committees, meetings, procedures and approved practices, and related matters, shall be set forth in By-Laws and regulations adopted by the Medical Staff and approved by the Board of Directors. The Medical Staff shall be responsible for the periodic review and revision, where necessary, of such By-Laws and regulations. Such Medical Staff By-Laws shall provide fair hearing procedures for members of and applicants for appointment to the Medical Staff, including physicians and dentists whose engagement in medico-administrative positions requires membership on the Medical Staff (unless otherwise stated by contract); a requirement that each Medical Staff member continuously observe all ethical principles of his profession; provision for review of any recommendation of the

Medical Staff with which the Board of Directors disagrees relative to Medical Staff appointments, reappointments, or termination of appointment and granting or curtailment of clinical privileges by a combined committee of the Medical Staff and the Board of Directors prior to the rendering of a final decision by the Board of Directors; a provision that no qualified applicant shall be denied Medical Staff membership or clinical privileges on the basis of race, color, nationality, religious or political belief, sex, age or handicap; a provision that each practitioner applying for Medical Staff membership must sign a statement to the effect that he has read and agrees to be bound by the Medical Staff By-Laws and the Medical Staff rules and regulations, and by the current policies of the Corporation that apply to his activities. Such By-Laws or rules and regulations adopted pursuant thereto shall also provide that only a member of the Medical Staff with admitting privileges shall be permitted to admit patients to the Hospital; that only an appropriately licensed physician with clinical privileges shall be directly responsible for a patient's diagnosis and treatment within the areas of his privileges; that each patient's general medical and psychiatric condition shall be the responsibility of a physician member of the Medical Staff; that each patient admitted to the Hospital shall receive a medical history and physical, mental and social examination by a psychiatrist who is a member of the Medical Staff; shall define the responsibilities of physicians to non-physician members of the professional staff of the Hospital; and shall contain a provision to the effect that when a member of the Medical Staff desires to delegate the performance of certain practices related to medicine to specified professional personnel, the Medical Staff shall review and make a recommendation, subject to the ratification of the Board of Directors, as to the responsibilities that may be so delegated.

                                    ARTICLE X

                               STOCK CERTIFICATES

         Section 1. Issuance. Every holder of shares in this Corporation shall be entitled to have a certificate, representing all shares to which he is entitled. No certificate shall be issued for any share until such share is fully paid.

         Section 2. Form. Certificates representing shares in this Corporation shall be signed by the President or Vice President and the Secretary or an Assistant Secretary and may be sealed with the seal of this Corporation or a facsimile thereof. The signatures of the President or Vice President and the Secretary or Assistant Secretary may be facsimiles if the certificate is manually signed on behalf of a transfer agent or registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate issued, said certificate may be issued by the Corporation with the same effect as if he were such officer at the date or its issuance.

         Every certificate representing shares issued by this Corporation shall set forth or fairly summarize upon the face or back of the certificate, or shall state that the Corporation will furnish to any shareholder upon request and without charge a full statement of, the designations, preferences, limitations and relative rights of the shares of each class or series authorized to be issued, and the variations in the relative rights and preferences between the shares of each series so far as the same have been fixed and determined, and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

         Every certificate representing shares which are restricted as to the sale, disposition or other transfer of such shares shall state that such shares are restricted as to transfer and shall set forth or fairly summarize upon the certificate, or shall state that the Corporation will furnish to any shareholder upon request and without charge a full statement of, such restrictions.

         Each certificate representing shares shall state upon the face thereof; the name of the Corporation; that the Corporation is organized under the laws of this state; the name of the person or persons to whom issued; the number and class of shares, and the designation of the series, if any, which such certificate represents; and the par value of each share represented by such certificate, or a statement that the shares are without par value.

         Section 3. Transfer of Stock. The Corporation shall register a stock certificate presented to it for transfer if the certificate is properly endorsed by the holder of record or his duly authorized attorney.

         Section 4. Lost, Stolen or Destroyed Certificates. The Corporation shall issue a new stock certificate in the place of any certificate previously issued if the holder of record of the certificate (a) makes proof in affidavit form that it has been lost, destroyed or wrongfully taken; (b) requests the issue of a new certificate before


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
the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim; (c) gives bond in such form as the Corporation may direct, to indemnify the Corporation, the transfer agent, and registrar against any claim that may be made on account of the alleged loss, destruction or theft of a certificate; and (d) satisfies any other reasonable requirements imposed by the Corporation.

                                   ARTICLE XI

                                BOOKS AND RECORDS

         Section 1. Books and Records. This Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders, board of directors and committees of directors.

         This Corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addressed of all shareholders, and the number, class and series, if any, of the shares held by each.

         Any books, record and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

         Section 2. Shareholders' Inspection Rights. Any person who shall have been a holder of record of shares or of voting trust certificates therefor at least six months immediately preceding his demand or shall be the holder of record of, or the holder of record of voting trust certificates for, at least five percent of the outstanding shares of any class or series of the Corporation, upon written demand

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



stating the purpose thereof, shall have the right to examine, in person or by agent or attorney, at any reasonable time or times, for any proper purpose its relevant books and records of accounts, minutes and records of shareholders and to make extracts therefrom.

         Section 3. Financial Information. Not later than four months after the close of each fiscal year, this corporation shall prepare a balance sheet showing in reasonable detail the financial condition of the Corporation as of the close of its fiscal year, and a profit and loss statement showing the results of the operations of the Corporation during its fiscal year.

         Upon the written request of any shareholder or holder of voting trust certificates for shares of the Corporation, the Corporation shall mail to such shareholder or holder of voting trust certificates a copy of the most recent such balance sheet and profit and loss statement.

         The balance sheets and profit and loss statements shall be filed in the registered office of the Corporation in this state, and shall be kept for at least five years, and shall be subject to inspection during the business hours by any shareholder or holder of voting trust certificates, in person or by agent.

                                   ARTICLE XII

                                    DIVIDENDS

         The Board of Directors of this Corporation may, from tine to time, declare and the Corporation may pay dividends on its shares in cash, property or its own shares, except when the Corporation is insolvent or when the payment thereof


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



would render the Corporation insolvent or when the declaration or payment thereof would be contrary to any restrictions contained in the Articles of Incorporation, subject to the following provisions:

         (a) Dividends in cash or property may be declared and paid, except as otherwise provided in this section, only out of the unreserved and unrestricted earned surplus of the Corporation or out of capital surplus, however arising, but each dividend paid out of capital surplus shall be identified as a distribution of capital surplus, and the amount per share paid from such surplus shall be disclosed to the shareholders receiving the same concurrently with the distribution.

         (b) Dividends may be declared and paid in the Corporation's own treasury shares.

         (c) Dividends may be declared and paid in the Corporation's own authorized but unissued shares out of any unreserved and unrestricted surplus of the Corporation upon the following conditions:

               (1) If a dividend is payable in shares having a par value, such shares shall be issued at not less than the par value thereof and there shall, be transferred to stated capital at the time such dividend is paid an amount of surplus equal to the aggregate par value of the shares to be issued as a dividend.

               (2) If a dividend is payable in shares without par value, such shares shall be issued at such stated value as shall be fixed by the Board of Directors by resolution adopted at the time such dividend is declared, and there shall be

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




transferred to stated capital at the time such dividend is paid an amount of surplus equal to the aggregate stated value so fixed in respect of such shares; and the amount per share so transferred to stated capital shall be disclosed to the shareholders receiving such dividend concurrently with the payment thereof.

         (d) No dividend payable in shares of any class shall be paid to the holders of shares of any other class unless the Articles of Incorporation so provide or such payment is authorized by the affirmative vote or the written consent of the holders of at least a majority of the outstanding shares of the class in which the payment is to be made.

         (e) A split-up or division of the issued shares of any class into a greater number of shares of the dame class without increasing the stated capital of the Corporation shall not be construed to be a share dividend within the meaning of this section.

                                  ARTICLE XIII

                                 CORPORATE SEAL

         The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the following:


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




                        GULF COAST TREATMENT CENTER, INC.
                                 CORPORATE SEAL
                                      1982
                                     FLORIDA


                                   ARTICLE XIV

                              AMENDMENTS TO BY-LAWS

         These By-Laws may be repealed or amended, and new By-Laws may be adopted, by either the Board of Directors or the shareholders, but the Board of Directors may not amend or repeal any By-Law adopted by the shareholders if the shareholders specifically provide such By-Law is not subject to amendment or repeal by the directors.



                                   ----------


         I, the undersigned, as Secretary of Gulf Coast Treatment Center, Inc., a Florida corporation, hereby certify that the foregoing By-Laws were duly and unanimously adopted at a meeting of the Board of Directors of said Corporation held on the 6th day of March, 1985.

         DATED this 7th day of March, 1985.



                                    /s/ Arthur P. Bolton, III
                                    --------------------------------------------
                                    Arthur P. Bolton, III
                                    Secretary




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